CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of the Funds as listed in Appendix A, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
February 23, 2009

Appendix A

JPMorgan Asia Equity Fund
JPMorgan China Region Fund
JPMorgan Emerging Economies Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Global Focus Fund
JPMorgan India Fund
JPMorgan International Currency Income Fund
JPMorgan International Equity Fund
JPMorgan International Markets Fund
JPMorgan International Opportunities Fund
JPMorgan International Value Fund
JPMorgan International Value SMA Fund
JPMorgan Intrepid European Fund
JPMorgan Intrepid International Fund
JPMorgan Intrepid Japan Fund
JPMorgan Latin America Fund
JPMorgan Russia Fund

JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Real Return Fund
JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Aware Real Return SMA Fund

Highbridge Statistical Market Neutral Fund
JPMorgan Market Neutral Fund
JPMorgan International Realty Fund

JPMorgan Income Builder Fund
JPMorgan Strategic Preservation Fund